Exhibit 10.9


                    LEASE EXTENSION AND AMENDMENT AGREEMENT


THE STATE OF TEXAS }

COUNTY OF TRAVIS   }


         WHEREAS, on June 2, 1998, INDUSTRIAL PROPERTIES CORPORATION, as Landlord, and SI DIAMOND TECHNOLOGY, INC., as Tenant, made and entered into a Lease Agreement covering the following described premises, to-wit:

         Approximately 9,667 square feet of space located at 3006 Longhorn Boulevard, Suites 107, 108, and 109, Austin, Travis County, Texas, situated on lot 1, block B, resubdivision of Industrial Terrace, section 3.

         NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS:

         THAT INDUSTRIAL PROPERTIES CORPORATION, Landlord, and SI DIAMOND TECHNOLOGY, INC., Tenant, have covenanted and agreed and by these presents do hereby covenant and agree as follows:

         1. The term of the lease shall be extended twenty-four (24) months, for the period beginning June 1, 2003 and ending May 31, 2005.

         2. Beginning June 1, 2003 and ending May 31, 2004, Tenant agrees to pay to Landlord rent in the amount of Five Thousand Two Hundred forty-four and 27/100 Dollars ($5,244.27) per month.

         3. Beginning June 1, 2004 and ending May 31, 2005, Tenant agrees to pay to Landlord rent in the amount of Five Thousand Seven Hundred forty-four and 27/100 Dollars ($5,744.27) per month.

         4. Except as hereinabove provided, the terms, conditions and covenants of said Lease Agreement shall be and remain in full force and effect.


         IN TESTIMONY WHEREOF, INDUSTRIAL PROPERTIES CORPORATION has caused these presents to be executed and SI DIAMOND TECHNOLOGY, INC. has executed the same, in duplicate, this

5th day of May 2003.



LANDLORD:

INDUSTRIAL PROPERTIES CORPORATION

By: Lee Halford, Jr.
   ------------------------------
    Lee Halford, Jr.

Its: Executive Vice President

TENANT:

SI DIAMOND TECHNOLOGY, INC.

By: Douglas P. Baker

Its: Chief Financial Officer